Exhibit 3.15

Registre de Commerce et des Sociétés

Numéro RCS : B193622
Référence de dépôt : L180054441
Déposé et enregistré le 10/04/2018

White Ice Ventures Limited

Socíeté a responsabilité limitée

20, Rue des Peupliers

L-2328 Luxembourg

RC B 193.622

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               In this Memorandum of Association and the Articles of Association, if not inconsistent with the subject or context:

“Applicable Laws” means any law, statute or regulation applicable to the Company in the British Virgin Islands or the Grand Duchy of Luxembourg (including, without limitation, the BC Act);

“Articles” means the attached Articles of Association of the Company;

“BC Act” means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act;

“Chairman of the Board” has the meaning specified in Regulation OFFICERS AND AGENTS;

“Distribution” in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

“Eligible Person” means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

“Special Resolution of Shareholders” means either:

(a)                                 a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of or in excess of 75% of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)                                 provided that there are no more than 25 Shareholders, a resolution consented to in writing by a majority of or in excess of 75% of the votes of Shares entitled to vote thereon;

“Memorandum” means this Memorandum of Association of the Company;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the BC Act;

“RCS” means the Luxembourg trade and companies registry;

“Resolution of Directors” means either:

(a)                                 a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)                                 a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be;

“Resolution of Shareholders” means either:

(a)                                 a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50% of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)                                 provided that there are no more than 25 Shareholders, a resolution consented to in writing by a majority of in excess of 50% of the votes of Shares entitled to vote thereon;

“Seal” means any seal which, under Applicable Laws, has been duly adopted as the common seal of the Company;

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

“Share” means a share issued or to be issued by the Company;

“Shareholder” means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Shares;

“Unanimous Resolution of Shareholders” means either:

(a)                                 a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of 100% of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)                                 provided that there are no more than 25 Shareholders, a resolution consented to in writing by 100% of the votes of Shares entitled to vote thereon; and

“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means,

including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

1.2                               In the Memorandum and the Articles, unless the context otherwise requires a reference to:

1.                                      a “Regulation” is a reference to a regulation of the Articles;

2.                                      a “Clause” is a reference to a clause of the Memorandum;

3.                                      voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

4.                                      Applicable Laws or the Memorandum or the Articles is a reference to Applicable Laws or those documents as amended or re enacted; and

5.                                      the singular includes the plural and vice versa.

1.3                               Any words or expressions defined in Applicable Laws unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

1.4                               Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

1.5                               The Memorandum and Articles shall together constitute the bylaws of the Company.

2.                                      NAME

2.1                               The name of the Company is White Ice Ventures Limited.

2.2                               The Company was incorporated on the 22nd day of November, 2002, under the International Business Companies Act (Cap. 291) of the British Virgin Islands and immediately prior to its automatic re-registration under the BVI Business Companies Act, it was governed by the International Business Companies Act.

3.                                      STATUS

3.1                               The Company is a company limited by shares.

3.2                               The Company shall exist for an unlimited duration.

4.                                      REGISTERED OFFICE AND REGISTERED AGENT

4.1                               At the date of the notice disapplying Part IV of Schedule 2 of the BC Act, the registered office of the Company was at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

4.2                               At the date of the notice disapplying Part IV of Schedule 2 of the BC Act, the registered agent of the Company was Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands.

4.3                               The Company may by Unanimous Resolution of Shareholders change the location of its registered office or change its registered agent.

4.4                               Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5.                                      CAPACITY AND POWERS

5.1                               The object of the Company is the acquisition, administration, management and disposal of investments in all kind of companies in any jurisdiction (including, without limitation, Luxembourg), in any form whatsoever (including, without limitation, companies the purpose of which is to invest in minerals, metals and other natural resources companies) and related activities. The Company may, without limitation, acquire by subscription, purchase, exchange or in any other manner any stock, shares and other equity securities, bonds, debentures, certificates of deposit and other debt instruments and more generally any securities and financial instruments issued by any public or private entity whatsoever.

5.2                               The Company may borrow in any form, except by way of public offer. It may issue notes, bonds and debentures and any kind of debt and/or equity securities, provided that such issuances shall only be conducted by way of private placement. The Company may also contract loans and grant all kinds of support, loans, advances and guarantees to companies, in which it has a direct or indirect interest. It may also give guarantees to, and grant securities in favour of, third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company. The Company may further pledge, transfer, encumber or otherwise create security over some or all of its assets. The Company may hold interests in partnerships. It may also acquire, enhance and dispose of patents, licences, and all other intangible property, as well as rights deriving therefrom or supplementing them. In addition, the Company may acquire, manage, enhance and dispose of real estate located in any jurisdiction (including, without limitation, Luxembourg), and may lease or dispose of moveable property.

5.3                               The Company may carry out any and all commercial and financial operations, in any area whatsoever, in connection with the above activities.

6.                                      NUMBER AND CLASSES OF SHARES

6.1                               The Company is authorised to issue a maximum of 50,000 Shares of a single class of no par value.

6.2                               No Share in the Company may be issued until the consideration in respect of the Share is fully paid.

7.                                      RIGHTS OF SHARES

7.1                               Each Share in the Company confers upon the Shareholder:

1.                                      the right to one vote at a meeting of the Shareholders or on any Resolution of Shareholders, Special Resolution of Shareholders or Unanimous Resolution of Shareholders;

2.                                      the right to an equal share in any dividend paid by the Company; and

3.                                      the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.2                               The Company may redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to the Articles and Applicable Laws.

8.                                      VARIATION OF RIGHTS

If at any time the Shares are divided into different classes, the rights attached to any class may only be varied with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 75% of the issued Shares in that class.

9.                                      RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10.                               REGISTERED SHARES

10.1                        The Company shall issue registered Shares only.

10.2                        The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

11.                               TRANSFER OF SHARES

11.1                        The Company shall, on receipt of an instrument of transfer complying with the Articles, enter the name of the transferee of a Share in the register of members.

12.                               AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

The Company may amend the Memorandum or the Articles by Special Resolution of Shareholders.

ARTICLES OF ASSOCIATION

OF

White Ice Ventures Limited

1.                                      REGISTERED SHARES

1.1.                            Every Shareholder is entitled to a certificate signed by a director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the director, officer or authorised person and the Seal may be facsimiles.

1.2.                            Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

2.                                      SHARES

2.1.                            Shares and other Securities may be issued at any time by Special Resolution of Shareholders.

2.2.                            The Company shall ensure that there are 3,405 Shares in the Company in issue, and that at all times, it shall maintain an amount of not less that USD 34,050.- in paid-up capital, such amount to be reflected in the books of account of the Company.

2.3.                            No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(3.a)                       the amount to be credited for the issue of the Shares; and,

(3.b)                       that, in the opinion of the directors, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the Shares.

2.4.                            The Company shall keep a register (the “register of members”) containing:

(4.a)                       the names and addresses of the Eligible Persons who hold Shares;

(4.b)                       the number of each class and series, if applicable, of Shares held by each Shareholder;

(4.c)                        the date on which the name of each Shareholder was entered in the register of members; and

(4.d)                       the date on which any Eligible Person ceased to be a Shareholder.

2.5.                            The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

3.                                      REDEMPTION OF SHARES

3.1.                            The Company may purchase, redeem or otherwise acquire and hold its own Shares, save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders unless the Company is permitted to do so by all Applicable Laws.

3.2.                            The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.3.                            The provisions of these Articles shall be the only provisions governing the purchase, redemption or acquisition by the Company of its own Shares.

3.4.                            Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation shall be cancelled and the Company shall not hold treasury shares.

3.5.                            Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50% of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4.                                      MORTGAGES AND CHARGES OF SHARES

4.1.                            Shareholders may mortgage or charge their Shares.

4.2.                            There shall be entered in the register of members at the written request of the Shareholder:

(2.a)                       a statement that the Shares held by him are mortgaged or charged;

(2.b)                       the name of the mortgagee or chargee; and

(2.c)                        the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

4.3.                            Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(3.a)                       with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(3.b)                       upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4.                            Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(4.a)                       no transfer of any Share the subject of those particulars shall be effected;

(4.b)                       the Company may not purchase, redeem or otherwise acquire any such Share; and

(4.c)                        no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

5.                                      TRANSFER OF SHARES

5.1.                            No Shareholder shall transfer Shares to any person, other than another Shareholder or Shareholders of the Company, unless he has obtained the prior approval of Shareholders holding at least 75% of Shares entitled to vote. If the Company has a sole Shareholder, the sole Shareholder may transfer Shares to any person.

5.2.                            Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

6.                                      MEETINGS AND CONSENTS OF SHAREHOLDERS

6.1.                            Any director of the Company may convene meetings of the Shareholders at such times and in such manner as the director considers necessary or desirable.

6.2.                            The Company shall each year hold an annual general meeting of Shareholders, at which the annual accounts of the Company shall be produced for approval by the Shareholders, which shall be held within 6 months after the end of the financial year of the Company or at such other time as may be specified in the notice of the annual general meeting.

6.3.                            The director convening a meeting shall give not less than 7 days’ notice of a meeting of Shareholders to:

(3.a)                       those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(3.b)                       the other directors.

6.4.                            The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

6.5.                            A meeting of Shareholders held in contravention of the requirement to give notice is valid if all the Shareholders entitled to vote on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence or representation of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

6.6.                            The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

6.7.                            A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

6.8.                            The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

6.9.                            The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

White Ice Ventures Limited

I/We being a Shareholder of the above Company HEREBY APPOINT                         of                            or failing him                                  of                                   to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the           day of                          , 20             and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)
Signed this day of , 20

Shareholder

6.10.                     Shares in the Company shall not be jointly held and the Company shall not recognise any purported transfer in contradiction of this Regulation.

6.11.                     A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

6.12.                     A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Shares entitled to vote on the Resolutions of Shareholders, Special Resolutions of Shareholders or Unanimous Resolutions of Shareholders to be considered at the meeting (as the case may be). A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders, Special Resolution of Shareholders or Unanimous Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders, Special Resolution of Shareholders or Unanimous Resolution of Shareholders.

6.13.                     If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

6.14.                     At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

6.15.                     The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

6.16.                     At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

6.17.                     Subject to the specific provisions contained in this Regulation for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

6.18.                     Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

6.19.                     The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

6.20.                     Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

6.21.                     An action that may be taken by the Shareholders at a meeting may also be taken by a Resolution of Shareholders or a Special Resolution of Shareholders or an Unanimous Resolution of Shareholders consented to in writing, without the need for any notice, but if any Resolution of Shareholders or Special Resolution of Shareholders is adopted a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders or a Special Resolution of Shareholders or an Unanimous Resolution of Shareholders have consented to the resolution by signed counterparts.

6.22.                     Any Resolution of Shareholders, Special Resolution of Shareholders or Unanimous Resolution of Shareholders passed at a meeting of Shareholders shall be recorded in written minutes.

7.                                      DIRECTORS

7.1.                            The directors of the Company shall be appointed by Special Resolution of Shareholders.

7.2.                            No person shall be appointed as a director of the Company unless he has consented in writing to be a director.

7.3.                            Subject to Sub Regulation 7.1., the minimum number of directors shall be two and there shall be no maximum number, provided that, at all times, at least one half of the directors shall be persons resident in Luxembourg (and, subject to Sub Regulation 7.1, the purported appointment of any person as a director in contravention of such requirement shall be void and of no effect).

7.4.                            Each director holds office for the term, if any, fixed by the resolution appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

7.5.                            A director may be removed from office, with or without cause, by a Special Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the director or for purposes including the removal of the director.

7.6.                            A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under Applicable Laws.

7.7.                            The directors may at any time appoint any person to be a director either to fill a vacancy. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office and such appointment shall be approved by Special Resolution of Shareholders.

7.8.                            A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

7.9.                            The Company shall keep a register of directors containing:

(9.a)                       the names and addresses of the persons who are directors of the Company;

(9.b)                       the date on which each person whose name is entered in the register was appointed as a director of the Company;

(9.c)                        the date on which each person named as a director ceased to be a director of the Company;

(9.d)                       such other information as may be prescribed by Applicable Laws.

7.10.                     The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

7.11.                     The Shareholders may, by Resolution of Shareholders, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

7.12.                     A director is not required to hold a Share as a qualification to office.

8.                                      POWERS OF DIRECTORS

8.1.                            Any two directors (or any other person or persons duly authorised to sign on behalf of the Company by a Resolution of Directors) may sign any document or other instrument (including any agreement, contract or instrument with any third party) required in connection with the day-to-day business of the Company.

8.2.                            The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by Applicable Laws or by the Memorandum or the Articles required to be exercised by the Shareholders.

8.3.                            Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or Applicable Laws. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

8.4.                            If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

8.5.                            Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

8.6.                            The continuing directors may act notwithstanding any vacancy in their body.

8.7.                            The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

8.8.                            All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

8.9.                            The provisions of Section 175 of the BC Act shall not apply to the Company.

9.                                      PLACE OF CENTRAL ADMINISTRATION AND MANAGEMENT

9.1.                            The effective management place and seat of central administration shall be located in Luxembourg city, Grand Duchy of Luxembourg, and may be transferred to any other place in Luxembourg city by a Resolution of Directors.

9.2.                            Branches or other offices of the Company may be established either in Luxembourg or any other jurisdiction by a Resolution of Directors.

9.3.                            The Company may change its seat of central administration by a Unanimous Resolution of Shareholders passed by all of the Shareholders.

10.                               PROCEEDINGS OF DIRECTORS

10.1.                     Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

10.2.                     No meetings of the directors shall be held outside Luxembourg and any meetings so held and decisions taken at such meetings shall be void and of no effect.

10.3.                     A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

10.4.                     A director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

10.5.                     A director may by a written instrument appoint any other director to act as his alternate director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote in place of the director until the appointment lapses or is terminated. A person shall not be appointed as an alternate director unless he has consented in writing to act as such.

10.6.                     A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than a majority of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

10.7.                     If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by Applicable Laws, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

10.8.                     At meetings of directors at which the Chairman of the Board is present, he shall preside as Chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

10.9.                     An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

11.                               COMMITTEES

11.1.                     To the extent permitted by Applicable Laws, the directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

11.2.                     To the extent permitted by Applicable Laws, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, the committee may appoint a sub-committee and delegate powers exercisable by the committee to the sub-committee.

11.3.                     The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

11.4.                     Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under Applicable Laws.

12.                               OFFICERS AND AGENTS

12.1.                     The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a president and one or more vice presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

12.2.                     The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the president to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by Applicable Laws, and the treasurer to be responsible for the financial affairs of the Company.

12.3.                     The emoluments of all officers shall be fixed by Resolution of Directors.

12.4.                     The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

12.5.                     The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

12.6.                     To the extent permitted by Applicable Laws, an agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent.

12.7.                     The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

12.8.                     The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

13.                               CONFLICT OF INTERESTS

13.1.                     A director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the board of directors of the Company, unless the transaction or proposed transaction (a) is between the director and the Company and (b) is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

13.2.                     Subject to Applicable Laws, a transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with Sub-Regulation 13.1 or (a) the material facts of the interest of the director in the transaction are known by the Shareholders entitled to vote at a meeting of Shareholders and the transaction is approved or ratified by a Resolution of Shareholders or (b) the Company received fair value for the transaction.

13.3.                     For the purposes of this Article, a disclosure is not made to the board of directors of the Company unless it is made or brought to the attention of every director on the board of directors of the Company.

13.4.                     A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum and sign a document on behalf of the Company, or do any other thing in his capacity as director that relates to the transaction.

14.                               INDEMNIFICATION

14.1.                     Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(1.a)                       is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(1.b)                       is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

14.2.                     The indemnity in Sub-Regulation 14.1. only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3.                     For the purposes of Sub-Regulation 14.2., a director acts in the best interests of the Company if he acts in the best interests of

(3.a)                       the Company’s holding company; or

(3.b)                       a Shareholder or Shareholders of the Company;

in either case, in the circumstances specified in the Articles or Applicable Laws, as the case may be.

14.4.                     The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.5.                     The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.6.                     Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1.

14.7.                     Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1. and upon such terms and conditions, if any, as the Company deems appropriate.

14.8.                     The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

14.9.                     If a person referred to in Sub-Regulation 14.1. has been successful in defence of any proceedings referred to in Sub-Regulation 14.1., the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10.              The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

15.                               RECORDS

15.1.                     The Company shall keep a copy of the following documents at the office of its registered agent and at the seat of central administration of the Company:

(1.a)                       the Memorandum and the Articles;

(1.b)                       the register of members;

(1.c)                        the register of directors; and

(1.d)                       all notices and other documents filed by the Company with the Registrar of Corporate Affairs or with the RCS.

15.2.                     The Company shall keep the following records at the seat of central administration of the Company:

(2.a)                       minutes of meetings and Resolutions of Shareholders and classes of Shareholders; and

(2.b)                       minutes of meetings and Resolutions of Directors and committees of directors.

15.3.                     The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the relevant requirements of Applicable Laws.

16.                               REGISTER OF CHARGES

The Company shall maintain, at the office of its registered agent and at the seat of central administration of the Company a register of charges (or a copy thereof) in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(1.a)                       the date of creation of the charge;

(1.b)                       a short description of the liability secured by the charge;

(1.c)                        a short description of the property charged;

(1.d)                       the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(1.e)                        unless the charge is a security to bearer, the name and address of the holder of the charge; and

(1.f)                         details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

17.                               DISTRIBUTIONS BY WAY OF DIVIDEND

17.1.                     The directors of the Company may, by Resolution of Directors, authorise a Distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

17.2.                     Dividends may be paid in money, shares, or other property.

17.3.                     Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 19.1. and all dividends unclaimed for 5 years after having been declared shall be deemed to have been forfeited for the benefit of the Company.

17.4.                     No dividend shall bear interest as against the Company.

18.                               ACCOUNTS AND AUDIT

18.1.                     The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

18.2.                     The directors shall prepare or procure that there are prepared annual accounts as at the end of each financial year of the Company, which accounts shall will be made available to Shareholders at the seat of central administration of the Company. The directors may be liable for the contents of such accounts, in accordance with Applicable Laws.

18.3.                     The Company’s financial year shall begin on the first day of January of each year and shall terminate on the last day of December of the relevant year.

18.4.                     The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

18.5.                     The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

18.6.                     The auditors shall be appointed by Resolution of Shareholders.

18.7.                     The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

18.8.                     The remuneration of the auditors of the Company may be fixed by Resolution of Shareholders.

18.9.                     The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(9.a)                       in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(9.b)                       all the information and explanations required by the auditors have been obtained.

18.10.              The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

18.11.              Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

18.12.              The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

19.                               NOTICES

19.1.                     Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the register of members.

19.2.                     Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

19.3.                     Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

20.                               VOLUNTARY LIQUIDATION

The Company may by Special Resolution of Shareholders appoint a voluntary liquidator.

SUIT LA VERSION FRANCAISE DU TEXTE QUI PRECEDE:

1.                                      DÉFINITIONS ET INTERPRÉTATION

1.1.                            Dans le présent Acte constitutif et les Statuts constitutifs, s’ils ne vont pas à l’encontre de l’objet ou du contexte, ces termes signifieront :

« Lois en vigueur » désigne toute loi, acte ou règlement en vigueur à l’égard de la Société dans les iles Vierges britanniques ou le Grand-Duché de Luxembourg (y compris, mais sans s’y limiter, la Loi sur les sociétés) ;

« Statuts » désigne les Statuts constitutifs ci-après de la Société ;

« Loi sur les sociétés » désigne la loi de 2004 sur les sociétés IVB (No. 16, 2004) et comprend les règlements en application de la Loi ;

« Président du Conseil d’administration » à la signification spécifiée dans le Règlement OFFICERS AND AGENTS ;

« Distribution » dans la cadre d’une distribution de la part de la Société à un Actionnaire désigne le transfert direct ou indirect d’un actif, autres que les Actions, à ou au profit d’un Actionnaire, ou le fait de contracter une dette à ou au profit d’un Actionnaire, en rapport avec des Actions détenues par un Actionnaire, que ce soit au moyen de l’achat d’un actif, de l’achat, du rachat ou de toute autre acquisition d’Actions, d’un transfert de l’endettement ou autres, et comprend un dividende ;

« Personne admissible » désigne des particuliers, des entreprises, des fiducies, des successions, des partenariats et des associations sans personnalité morale ;

« Résolution spéciale des Actionnaires » désigne soit :

a)                                     une résolution approuvée lors d’une assemblée dûment convoquée et constituée des Actionnaires de la Société par le vote affirmatif d’une majorité de ou supérieure à 75 % des voix des porteurs des Actions autorisés à voter qui étaient présents à l’assemblée et qui ont voté ; ou

b)                                     dans le cas où le nombre d’Actionnaires est inférieur à 25, une résolution ayant fait l’objet d’un consentement par écrit par une majorité de ou supérieure à 75 % des voix des porteurs des Actions autorisés à voter ;

« Acte » désigne le présent Acte constitutif de la Société ;

« Registre » désigne le Registre des sociétés nommé conformément à l’article 229 de la Loi sur les sociétés ;

« RCS » désigne le Registre de commerce et des sociétés de Luxembourg ;

« Résolution des gérants » désigne soit :

a)                                     une résolution approuvée lors d’une assemblée dûment convoquée et constituée des gérants de la Société ou d’un comité de gérants de la Société par le vote affirmatif d’une majorité de gérants présents à l’assemblée qui ont voté, excepte lorsqu’un gérant à droit à plus d’un vote, auquel cas il fera l’objet d’une comptabilisation par le nombre de votes qu’il à émis aux fins d’établir une majorité ; ou

b)                                     une résolution ayant fait l’objet d’un consentement par écrit par tous les gérants ou par tous les membres d’un comité de gérants de la Société, le cas échéant ;

« Résolution des Actionnaires » désigne soit :

a)                                     une résolution approuvée lors d’une assemblée dûment convoquée et constituée des Actionnaires de la Société par le vote affirmatif d’une majorité de ou supérieure à 50 % des voix des porteurs des Actions autorisés à voter qui étaient présents à l’assemblée et qui ont voté ; ou

b)                                     dans le cas où le nombre d’Actionnaires est inférieur à 25, une résolution ayant fait l’objet d’un consentement par écrit par une majorité de ou supérieure à 50 % des voix des porteurs des Actions autorisés à voter ;

« Sceau » désigne tout sceau qui, conformément aux Lois en vigueur, à été dûment adopte comme le sceau ordinaire de la Société ;

« Titres » désigne les Actions et les titres de dettes de quelque sorte que ce soit de la Société, y compris mais sans s’y limiter les options, les garanties et les droits d’acquisition d’Actions ou de titres de dettes ;

« Action » désigne une action émise ou destinée à être émise par la Société ;

« Actionnaire » désigne une Personne admissible dont le nom est inscrit dans le registre des membres de la Société comme détenteur d’une ou de plusieurs Actions ;

« Résolution unanime des Actionnaires » désigne soit :

a)                                     une résolution approuvée lors d’une assemblée dûment convoquée et constituée des Actionnaires de la Société par le vote affirmatif de 100 % des voix des porteurs des Actions autorisés à voter qui étaient présents à l’assemblée et qui ont voté; ou

b)                                     dans le cas où le nombre d’Actionnaires est inférieur à 25, une résolution ayant fait l’objet d’un consentement par écrit par 100 % des voix des porteurs des Actions autorisés à voter; et

« écrit » ou tout terme de même nature comprend les informations générées, envoyées, reçues ou stockées de manière électronique, électrique, numérique, magnétique, optique, électromagnétique, biométrique ou photonique, y compris l’échange de données informatisées, la messagerie électronique, le télégramme, le télex ou la télécopie, et « par écrit » sera interprète en conséquence.

1.2.                            Dans l’Acte et les Statuts, sauf indication contraire du contexte et à titre de référence :

(2.a)                       un « Règlement » fait référence à un règlement des Statuts;

(2.b)                       un « Article » fait référence à un article de l’Acte ;

(2.c)                        le vote des Actionnaires fait référence à la répartition des votes rattaches aux Actions détenues par le droit de vote des Actionnaires ;

(2.d)                       Les Lois en vigueur, l’Acte ou les Statuts font référence aux Lois en vigueur ou aux documents tels que modifiés ou adoptes à nouveau ; et

(2.e)                        le singulier comprend le pluriel et vice versa.

1.3.                            Tous les mots ou expressions définis dans les Lois en vigueur, sauf indication contraire du contexte, doivent avoir le même sens dans l’Acte et dans les Statuts sauf définition contraire dans les présentes.

1.4.                            Les titres sont insérés uniquement à des fins de commodité et ne seront pas pris en considération dans le cadre de l’interprétation de l’Acte et des Statuts.

1.5.                            L’Acte et les Statuts constitueront conjointement les règlements administratifs de la Société.

2.                                      NOM

2.1.                            Le nom de la Société est White Ice Ventures Limited.

2.2.                            La Société à été constituée le 22 novembre 2002 conformément à la Loi sur les sociétés internationales (Chap. 291) des îles Vierges britanniques et immédiatement avant son réenregistrement automatique en vertu de la Loi sur les Sociétés IVB, elle était régie par la Loi sur les sociétés internationales.

3.                                      STATUT

3.1.                            La Société est une société à responsabilité limitée.

3.2.                            La Société est constituée pour une durée illimitée.

4.                                      SIÈGE SOCIAL ET REPRÉSENTANT LÉGAL

4.1.                            À la date de la notification d’exclusion de la Partie IV de l’Annexe 2 de la Loi sur les sociétés, le siège social de la Société était situé à Craigmuir Chambers, Road Town, Tortola, îles Vierges britanniques, siège du premier représentant légal.

4.2.                            À la date de la notification d’exclusion de la Partie IV de l’Annexe 2 de la Loi sur les sociétés, le représentant légal de la Société était Harneys Corporate Services Limited situe à Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, îles Vierges britanniques.

4.3.                            La Société peut, par une Résolution unanime des Actionnaires, modifier l’emplacement de son siège social ou modifier son représentant légal.

4.4.                            Toute modification du siège social ou du représentant légal prendra effet au moment de l’enregistrement par le Registre d’une notification de la modification déposée par le représentant légal existant ou par un avocat habilité situé dans les îles Vierges britanniques agissant au nom de la Société.

5.                                      QUALITÉ ET POUVOIRS

5.1.                            L’objet de la Société est l’acquisition, l’administration, la gestion et la cession d’investissements dans des sociétés de tout type et dans tout territoire (y compris, mais sans s’y limiter, le Luxembourg), sous quelque forme que ce soit (y compris, mais sans s’y limiter, des sociétés dont l’objet est d’investir dans des minerais, des métaux et d’autres sociétés de ressources naturelles) et dans le cadre des activités qui y sont liées. La Société peut, mais sans s’y limiter, acquérir par souscription, achat, échange ou de quelque autre manière que ce soit tout stock de capital, actions et autres titres de participation, titres obligataires, obligations, certificats de dépôt et autres titres de créance et plus généralement tous les titres et les instruments financiers émis par toute entité publique ou privée quelle qu’elle soit.

5.2.                            La Société peut effectuer des emprunts sous quelque forme que ce soit, excepté au moyen d’une offre publique. Elle peut émettre des notes de service, des titres obligataires et des obligations et tout type de dettes et/ou de titres de participation, à condition que ces émissions soient uniquement effectuées au moyen d’un placement privé. La Société peut également contracter des prêts et octroyer tous types de soutiens, de prêts, d’avances et de garanties à des sociétés dans lesquelles elle possède un intérêt direct ou indirect. Elle peut également accorder des garanties et octroyer des titres en faveur de tiers afin de garantir ses obligations ou les obligations de ses filiales, de ses sociétés affiliées ou de toute autre société. La Société peut en outre donner en gage, transférer, consigner ou de toute autre manière constituer des titres à l’égard de tout ou partie de ses actifs. La Société peut détenir des intérêts dans des partenariats. Elle peut également acquérir, développer et céder des brevets, des licences, et tous les autres biens incorporels ainsi que les droits découlant de ceux-ci ou les complétant. De plus, la Société peut acquérir, gérer, développer et céder les biens réels situes dans quelque territoire que ce soit (y compris, mais sans s’y limiter, le Luxembourg), et peut louer ou céder des biens meubles.

5.3.                            La Société peut effectuer tous types d’opérations commerciales et financières, dans quelque région que ce soit, dans le cadre des activités susmentionnées.

6.                                      NOMBRE ET CATÉGORIES D’ACTIONS

6.1.                            La société est autorisé à émettre un maximum de 50.000 Actions d’une seule catégorie sans valeur nominale.

6.2.                            Aucune Action dans la Société ne peut être émise avant que la contrepartie à l’égard de l’Action soit entièrement payée.

7.                                      DROITS DES ACTIONS

7.1.                            Chaque Action dans la Société confère à l’Actionnaire :

(1.a)                       le droit à un vote lors d’une assemblée des Actionnaires ou sur toute Résolution des Actionnaires, Résolution spéciale des Actionnaires ou Résolution unanime des Actionnaires ;

(1.b)                       le droit à une part égale dans tout dividende payé par la Société ; et

(1.c)                        le droit à une part égale dans la distribution des biens excédentaires de la Société lors de sa liquidation.

7.2.                            La Société peut racheter, acheter ou de toute autre manière acquérir tout ou partie des Actions dans la Société conformément aux Statuts et aux Lois en vigueur.

8.                                      MODIFICATION DES DROITS

Si, à tout moment, les Actions sont divisées en différentes catégories, les droits afférents à toute catégorie peuvent uniquement être modifies avec le consentement par écrit ou par une résolution adoptée lors d’une assemblée par les détenteurs d’au moins 75 % des Actions émises dans cette catégorie.

9.                                      DROITS NON MODIFIÉS PAR L’ÉMISSION D’ACTIONS PARI PASSU

Les droits conférés aux détenteurs des Actions de quelque catégorie que ce soit ne seront pas, sauf disposition contraire établie par les conditions d’émission des Actions de cette catégorie, réputés être modifies par la création ou l’émission d’Actions supplémentaires de rang pari passu y afférents.

10.                               ACTIONS NOMINATIVES

10.1.                     La Société émettra uniquement des Actions nominatives.

10.2.                     La Société n’est pas autorisée à émettre des Actions au porteur, à convertir des Actions nominatives en Actions au porteur ou à échanger des Actions nominatives contre des Actions au porteur.

11.                               TRANSFERT D’ACTIONS

11.1.                     La Société devra, au moment de la réception d’un acte de transfert en conformité avec les Statuts, entrer le nom du cessionnaire d’une Action dans le registre des membres.

12.                               MODIFICATION DE L’ACTE ET DES STATUTS

La Société peut modifier l’Acte ou les Statuts par une Résolution spéciale des Actionnaires.

STATUTS CONSTITUTIFS

de

White Ice Ventures Limited

1.                                      ACTIONS NOMINATIVES

1.1                               Chaque Actionnaire est autorisé à recevoir un certificat signe par un gérant ou un dirigeant de la Société, ou par toute autre personne autorisée par une Résolution des gérants, ou portant le Sceau spécifiant le nombre d’Actions qu’il détient et la signature du gérant, du dirigeant ou de la personne autorisée ainsi que le Sceau peuvent être apposes électroniquement par télécopie.

1.2                               Tout Actionnaire recevant un certificat indemnisera et dégagera la Société, ses gérants et ses dirigeants de toute responsabilité découlant de toute perte ou responsabilité qu’il engage ou qu’il peut engager en raison d’une utilisation abusive ou frauduleuse ou d’une déclaration effectuée par quelque personne que ce soit en vertu de la possession concernée. Si un certificat d’Actions est use ou perdu, il peut être renouvelé au moyen de la fourniture du certificat use ou sur preuve satisfaisante de sa perte conjointement avec l’indemnité en question qui pourra être exigée par une Résolution des gérants.

2.                                      ACTIONS

2.1                               Les Actions et autres Titres peuvent être émis à tout moment par une Résolution spéciale des Actionnaires.

2.2                               La Société s’assurera qu’il y ait 3.405 Actions dans la Société en circulation et que, à tout moment, elle conservera un montant d’au moins 34.050,- USD en capital libéré, montant qui sera inscrit dans les livres comptables de la Société.

2.3                               Aucune Action ne peut être émise pour une contrepartie autre que de l’argent, à moins qu’une Résolution des Administrateurs n’ai été adoptée établissant :

1.                                      le montant à créditer pour l’émission des Actions ;

2.                                      que, de l’avis des administrateurs, la valeur de rachat actuelle de la contrepartie non monétaire et monétaire, le cas échéant, n’est pas inférieure au montant à créditer pour l’émission des Actions.

2.4                               La Société tiendra un registre (le « registre des membres ») contenant :

3.                                      les noms et les adresses des Personnes admissibles qui détiennent des Actions ;

4.                                      le nombre de chaque catégorie et série, le cas échéant, des Actions détenues par chaque Actionnaire ;

5.                                      la date à laquelle le nom de chaque Actionnaire à été entre dans le registre des membres ; et

6.                                      la date à laquelle toute Personne admissible à cesse d’être un Actionnaire.

2.5                               Le registre des membres peut être constitue sous n’importe quelle forme qui pourra être approuvée par les gérants, mais s’il est constitué sous forme magnétique, électronique ou sous toute autre forme de stockage de données, la Société doit être en mesure de fournir une preuve visible de son contenu. Jusqu’à ce que les gérants en décident autrement, la forme magnétique, électronique ou toute autre forme de stockage de données constituera le registre des membres d’origine.

3.                                      RACHAT D’ACTIONS

3.1                               La Société peut acheter, racheter ou de toute autre manière acquérir et détenir ses propres Actions, excepte que la Société ne peut pas acheter, racheter ou de toute autre manière acquérir ses propres Actions sans le consentement des Actionnaires à moins que la Société ne soit autorisée à procéder ainsi conformément à toutes les Lois en vigueur.

3.2                               La Société peut uniquement proposer d’acheter, de racheter ou de toute autre manière d’acquérir des Actions si la Résolution des gérants autorisant l’achat, le rachat ou toute autre acquisition contient une déclaration établissant que les gérants sont convaincus, sur des motifs raisonnables immédiatement après l’acquisition, du fait que la valeur de l’actif de la Société est supérieure à son passif et que la Société est en mesure de payer ses dettes lorsqu’elles arrivent à échéance.

3.3                               Les dispositions des présents Statuts seront les seules dispositions régissant l’achat, le rachat ou l’acquisition par la Société de ses propres Actions.

3.4                               Les Actions que la Société acheté, rachète ou acquiert de quelque manière que ce soit conformément au présent Règlement seront annulées et la Société ne détiendra pas d’actions propres.

3.5                               Lorsque les Actions sont détenues par une autre personne morale dans laquelle la Société détient, directement ou indirectement, des actions comptant pour plus de 50 % des votes dans l’élection des gérants de l’autre personne morale, tous les droits et les obligations afférents aux Actions détenues par l’autre personne morale sont suspendus et ne seront pas exercés par l’autre personne morale.

4.                                      HYPOTHEQUES ET NANTISSEMENTS DES ACTIONS

4.1                               Les Actionnaires peuvent hypothéquer ou nantir leurs Actions.

4.2                               Les éléments suivants seront entrés dans le registre des membres à la demande écrite de l’Actionnaire :

1.                                      une déclaration établissant que les Actions qu’il détient sont hypothéquées ou nanties ;

2.                                      le nom du créancier hypothécaire ou du titulaire de charge ; et

3.                                      la date à laquelle les détails spécifiés dans les alinéas à) et b) ont été entrés dans le registre des membres.

4.3                               Lorsque les détails d’une hypothèque ou d’un nantissement sont entrés dans le registre des membres, ces détails peuvent être annules :

1.                                      avec le consentement écrit du créancier hypothécaire ou du titulaire de charge désigne ou de toute personne autorisée à agir en son nom ; ou

2.                                      sur présentation aux gérants de la preuve satisfaisante de la décharge de la responsabilité engagée par l’hypothèque ou le nantissement et de l’émission de ces indemnités que les gérants estimeront comme nécessaire ou souhaitable.

4.4                               Tandis que les détails d’une hypothèque ou d’un nantissement à l’égard des Actions sont entrés dans le registre des membres conformément au présent Règlement :

1.                                      aucun transfert de quelque Action que ce soit se rapportant à ces détails ne sera effectué ;

2.                                      la Société ne peut pas acheter, racheter ou de toute autre manière acquérir quelque Action que ce soit ; et

3.                                      aucun certificat de remplacement ne peut être émis à l’égard de ces Actions,

sans le consentement écrit du créancier hypothécaire ou du titulaire de charge désigne.

5.                                      TRANSFERT D’ACTIONS

5.1                               Aucun Actionnaire ne transférera d’Actions à toute personne, autre qu’à un(des) autre(s) Actionnaire(s) de la Société, à moins qu’il n’ait obtenu l’approbation préalable des Actionnaires détenant au moins 75 % des voix des porteurs des Actions autorisés à voter. Si la Société possède un Actionnaire unique, l’Actionnaire unique peut transférer des Actions à n’importe quelle personne.

5.2                               Les Actions peuvent être transférées par un acte de transfert écrit signe par le cédant et contenant le nom et l’adresse du cessionnaire, qui sera envoyé à la Société en vue d’être enregistre.

6.                                      ASSEMBLÉES ET CONSENTEMENTS DES ACTIONNAIRES

6.1                               Tout gérant de la Société peut convoquer des assemblées des Actionnaires aux dates et sous la forme que les gérants estimeront nécessaires ou souhaitables.

6.2                               Chaque année, la Société tiendra une assemblée générale annuelle des Actionnaires, lors de laquelle les comptes annuels de la Société seront présentes en vue d’une approbation par les Actionnaires. Cette assemblée sera tenue dans un délai de 6 mois à compter de la fin de

l’exercice financier de la Société ou à tout autre moment qui pourra être spécifié dans la notification de l’assemblée générale annuelle.

6.3                               le gérant convoquant une assemblée adressera une notification d’au moins 7 jours concernant une assemblée des Actionnaires :

1.                                      aux Actionnaires dont les noms, à la date à laquelle la notification est adressée, figurent comme Actionnaires dans le registre des membres de la Société et qui sont autorisés à voter lors de l’assemblée ; et

2.                                      aux autres gérants.

6.4                               le gérant convoquant une assemblée des Actionnaires peut fixer, en tant que date de clôture des registres permettant de déterminer les Actionnaires qui sont autorisés à voter lors de l’assemblée, la date à laquelle la notification de l’assemblée est adressée, ou toute autre date qui pourra être spécifiée dans la notification, à condition qu’il s’agisse d’une date ultérieure à la date de la notification.

6.5                               Une assemblée des Actionnaires tenue en violation de l’exigence d’adresser une notification est valide si tous les Actionnaires autorisés à voter à l’égard de toutes les questions soumises à l’assemblée ont renoncé à la notification de l’assemblée et, à cette fin, la présence ou la déclaration d’un Actionnaire lors de l’assemblée constituera une renonciation dans le cadre de toutes les Actions que cet Actionnaire détient.

6.6                               L’omission fortuite par un gérant qui convoque une assemblée d’adresser la notification d’une assemblée à un Actionnaire ou à un autre gérant, ou le fait qu’un Actionnaire ou un autre gérant n’ait pas reçu la notification ne donne pas lieu à l’annulation de l’assemblée.

6.7                               Un Actionnaire peut être représenté lors d’une assemblée des Actionnaires par un mandataire qui peut parler et voter au nom de l’Actionnaire.

6.8                               La procuration sera produite sur le lieu désigne pour l’assemblée avant le moment auquel l’assemblée doit être tenue et auquel la personne désignée dans cette procuration propose de voter. La notification de l’assemblée peut spécifier un autre lieu, un lieu supplémentaire ou un autre moment auquel la procuration sera présentée.

6.9                               La procuration aura en grande partie la forme suivante ou toute autre forme que le président de l’assemblée acceptera comme mettant en évidence de manière appropriée les souhaits de l’Actionnaire désignant le mandataire.

White Ice Ventures Limited

Je/Nous soussigné(s), en qualité d’Actionnaire(s) de la Société susmentionnée, DÉSIGNE/DÉSIGNONS PAR LES PRESÉNTES de ou, en son absence, de pour être mon/notre mandataire(s) afin de voter en mon/notre nom lors de l’assemblée des Actionnaires qui se tiendra le 20 et lors de tout ajournement de celle-ci.

(Toutes les restrictions au droit de vote doivent être insérées ici.)

Signe le 20

Actionnaire

6.10                        Les Actions dans la Société ne seront pas conjointement détenues et la Société ne reconnaîtra aucun transfert présumé allant à l’encontre du présent Règlement.

6.11                        Un Actionnaire sera réputé être présent lors d’une assemblée des Actionnaires s’il participe par téléphone ou par l’intermédiaire de tout autre moyen électronique et tous les Actionnaires participant à l’assemblée seront en mesure de s’entendre réciproquement.

6.12                        Une assemblée des Actionnaires est dûment constituée si, au début de l’assemblée, se trouvent présentes en personne ou par l’intermédiaire d’un mandataire au moins 50 % des voix des porteurs des Actions autorisés à voter conformément aux Résolutions des Actionnaires, aux Résolutions spéciales des Actionnaires ou aux Résolutions unanimes des Actionnaires à prendre en compte lors de l’assemblée (le cas échéant). Un quorum peut comprendre un Actionnaire ou un mandataire unique, auquel cas cette personne peut adopter une Résolution des Actionnaires, une Résolution spéciale des Actionnaires ou une Résolution unanime des Actionnaires ainsi qu’un certificat signe par cette personne, accompagné, dans le cas où cette personne est un mandataire, d’une copie de la procuration qui constituera une Résolution des Actionnaires, une Résolution spéciale des Actionnaires ou une Résolution unanime des Actionnaires valides.

6.13                        Si, dans un délai de deux heures à compter du temps prévu pour l’assemblée, un quorum n’est pas présent, l’assemblée, si elle à été convoquée au moyen d’une requête des Actionnaires, sera annulée ; dans tout autre cas, elle se verra ajournée au prochain jour ouvrable dans le territoire sur lequel l’assemblée devait être tenue au même moment et au même endroit ou à tout autre moment et endroit que les gérants peuvent designer, et si, lors de l’assemblée ajournée, dans un délai d’une heure à compter du temps prévu pour l’assemblée, se trouvent présentes en personne ou par l’intermédiaire d’un mandataire au moins un tiers des voix des porteurs des Actions ou de chaque catégorie ou série d’Actions autorisés à voter à l’égard des questions soumises à l’assemblée, les personnes présentes constitueront un quorum, et dans le cas contraire, l’assemblée sera annulée.

6.14                        Lors de chaque assemblée des Actionnaires, le Président du Conseil d’administration présidera en tant que président de l’assemblée. S’il n’y à pas de Président du Conseil d’administration ou si le Président du Conseil d’administration n’est pas présent lors de

l’assemblée, les Actionnaires présents choisiront parmi l’un d’entre eux pour être le président. Si les Actionnaires ne sont pas en mesure de choisir un président pour quelque raison que ce soit, alors la personne représentant le plus grand nombre d’Actions à droit de vote présente en personne ou par l’intermédiaire d’un mandataire présidera en tant que président et à défaut, cette tâche incombera à l’Actionnaire unique le plus âgé ou au représentant d’un Actionnaire le plus âgé.

6.15                        Le président peut, avec le consentement de l’assemblée, ajourner toute assemblée de temps à autre, et d’un lieu à un autre, mais aucune affaire ne sera conclue lors de toute assemblée ajournée autre que les affaires restées inachevées lors de l’assemblée à partir de laquelle l’ajournement à eu lieu.

6.16                        Lors de toute assemblée des Actionnaires, le président à la responsabilité de décider de la manière qu’il estime appropriée si toute résolution proposée à été effectuée ou non et la conséquence de cette décision sera annoncée lors de l’assemblée et enregistrée dans les minutes de l’assemblée. Si le président à le moindre doute quant à l’issue du vote concernant une résolution proposée, il procèdera à un scrutin afin que tous les votes soient pris en compte au moment de cette résolution. Si le président ne parvient pas à procéder à un scrutin, alors tout Actionnaire présent en personne ou par l’intermédiaire d’un mandataire qui conteste l’annonce effectuée par le président à propos du résultat de tout vote peut immédiatement, à la suite de cette annonce, exiger qu’un scrutin soit effectué et le président fera alors en sorte qu’un scrutin soit réalisé. Si un scrutin est réalisé lors de quelque assemblée que ce soit, le résultat sera annonce lors de l’assemblée et enregistre dans les minutes de l’assemblée.

6.17                        Sous réserve des dispositions spécifiques contenues dans le présent Règlement concernant la désignation des représentants des Personnes admissibles autres que des particuliers, le droit de tout particulier visant à parler pour ou à représenter un Actionnaire sera déterminé par la législation du territoire dans lequel, et par les documents au moyen desquels la Personne admissible est constituée ou dont son existence dépend. En cas d’incertitude, les gérants peuvent, de bonne foi, demander des conseils juridiques à toute personne qualifiée et à moins et jusqu’à ce qu’un tribunal compètent se prononce de quelque manière que ce soit, les gérants peuvent s’appuyer et agir selon de tels avis sans engager quelque responsabilité que ce soit à l’égard de quelque Actionnaire que ce soit ou de la Société.

6.18                        Toute Personne admissible autre qu’un particulier qui est un Actionnaire peut, par résolution de ses gérants ou de tout autre organe directeur, autoriser le particulier qu’il estime comme approprie à agir comme son représentant lors de toute assemblée des Actionnaires ou de toute catégorie des Actionnaires, et le particulier ainsi autorise sera autorisé à exercer les mêmes droits au nom de l’Actionnaire qu’il représenté de la même manière que cet Actionnaire pourrait les exercer en qualité de particulier.

6.19                        Le président de toute assemblée lors de laquelle un vote est établi par procuration ou au nom de toute Personne admissible autre qu’un particulier peut demander une copie certifiée par un notaire de cette procuration ou de cette autorisation qui sera produite dans un délai de 7 jours à compter de la demande à laquelle elle est exigée ou les votes établis par cette procuration ou au nom de cette Personne admissible ne seront pas pris en compte.

6.20                        Les gérants de la Société peuvent assister et parler lors de toute assemblée des Actionnaires et lors de toute assemblée séparée des détenteurs de toute catégorie ou série d’Actions.

6.21                        Une mesure qui peut être prise par les Actionnaires lors d’une assemblée peut également être prise par une Résolution des Actionnaires, une Résolution spéciale des Actionnaires ou une Résolution unanime des Actionnaires ayant fait l’objet d’un consentement par écrit, sans aucun besoin de notification, mais si quelque Résolution des Actionnaires ou Résolution spéciale des Actionnaires que ce soit est adoptée, une copie de cette résolution sera sans délai envoyée à tous les Actionnaires n’accordant pas leur consentement à cette résolution. Le consentement peut être établi sous la forme de plusieurs exemplaires, chaque exemplaire étant signe par un ou plusieurs Actionnaires. Si le consentement est établi en un ou plusieurs exemplaires, et que les exemplaires comportent des dates différentes, alors la résolution prendra effet à la date la plus proche à laquelle les Actionnaires détenant un nombre suffisants d’Actions à droit de vote pour constituer une Résolution des Actionnaires, une Résolution spéciale des Actionnaires ou une Résolution unanime des Actionnaires ont consenti à la résolution au moyen de l’établissement de plusieurs exemplaires signes.

6.22                        Toute Résolution des Actionnaires, Résolution spéciale des Actionnaires ou Résolution unanime des Actionnaires adoptée lors d’une assemblée des Actionnaires sera enregistrée dans un compte rendu écrit.

7.                                      GERANTS

7.1                               Les gérants de la Société seront désignés par une Résolution spéciale des Actionnaires.

7.2                               Aucune personne ne sera désignée en tant que gérant de la Société à moins qu’elle n’ait consenti par écrit à être un gérant.

7.3                               Sous réserve de l’Article 7.1., le nombre minimum de gérants sera de deux et il n’y aura pas de nombre maximum à condition que, toutefois, au moins la moitié des gérants soient des personnes résidant au Luxembourg (et, sous réserve de la Article 7.1, la désignation supposée de toute personne en tant que gérant allant à l’encontre de cette exigence sera nulle et sans effet).

7.4                               Chaque gérant exerce ses fonctions pendant la période, le cas échéant, fixée par la résolution qui l’à désigné, ou jusqu’à son décès, sa démission ou sa destitution anticipée. Si aucune période n’est fixée lors de la désignation d’un gérant, le gérant est en fonction de manière indéfinie jusqu’à son décès, sa démission ou sa destitution anticipée.

7.5                               Un gérant peut être démis de ses fonctions, avec ou sans motif, par une Résolution spéciale des Actionnaires adoptée lors d’une assemblée des Actionnaires convoquée aux fins de destituer le gérant ou à des fins comprenant la destitution du gérant.

7.6                               Un gérant peut quitter ses fonctions en adressant une notification de sa démission à la Société et la démission prendra effet à compter de la date à laquelle la notification est reçue par la Société ou à compter de toute autre date ultérieure qui pourra être spécifiée dans la notification. Un gérant devra sans délai démissionner de son poste de gérant s’il est, ou s’il se voit interdire d’agir en tant que gérant conformément aux Lois en vigueur.

7.7                               Les gérants peuvent à tout moment désigner quelque personne que ce soit pour être un gérant afin de pourvoir un poste vacant. Lorsque les gérants désignent une personne comme gérant pour pourvoir un poste vacant, la période n’excédera pas la période restante à laquelle la personne qui à cesse d’être un gérant à cesse ses fonctions et cette désignation sera approuvée par une Résolution spéciale des Actionnaires.

7.8                               Un poste vacant concernant la fonction de gérant se libéré si un gérant décède ou cesse de quelque manière que ce soit d’exercer ses fonctions avant l’expiration de son mandat.

7.9                               La Société tiendra un registre des gérants contenant :

1.                                      les noms et les adresses des personnes qui constituent les gérants de la Société ;

2.                                      la date à laquelle chaque personne dont le nom est entré dans le registre à été désignée comme gérant de la Société ;

3.                                      la date à laquelle chaque personne désignée comme gérant à cesse d’être un gérant de la Société ;

4.                                      toutes les autres informations qui pourront être prescrites par les Lois en vigueur.

7.10                        Le registre des gérants peut être tenu sous n’importe quelle forme qui pourra être approuvée par les gérants, mais s’il est constitué sous forme magnétique, électronique ou sous toute autre forme de stockage de données, la Société doit être en mesure de fournir une preuve visible de son contenu. Sauf Résolution des gérants en décidant autrement, la forme magnétique, électronique ou toute autre forme de stockage de données constituera le registre des gérants d’origine.

7.11                        Les Actionnaires peuvent, par une Résolution des Actionnaires, fixer la rémunération des gérants à l’égard des services à fournir en quelque qualité que ce soit à la Société.

7.12                        Un gérant n’est pas tenu de détenir une Action pour pouvoir exercer des fonctions.

8.                                      POUVOIRS DES GERANTS

8.1                               Deux gérants (ou toute autre personne ou toutes autres personnes dûment autorisées à signer au nom de la Société par une Résolution des gérants) peuvent signer tout document ou autre acte (y compris tout accord, contrat ou acte avec tout tiers) exige dans le cadre des activités commerciales quotidiennes de la Société.

8.2                               Les activités commerciales et les affaires de la Société seront gérées par, ou placées sous la direction ou la supervision des gérants de la Société. Les gérants de la Société auront tous les pouvoirs nécessaires pour gérer, et pour diriger et superviser les activités commerciales et les affaires de la Société. Les gérants peuvent payer toutes les dépenses engagées au préalable pour et dans le cadre de la constitution de la Société et peuvent exercer tous les pouvoirs de la Société dont les Lois en vigueur, l’Acte ou les Statuts n’exigent pas qu’ils soient exercés par les Actionnaires.

8.3                               Chaque gérant exercera ses pouvoirs pour un motif approprie et n’agira pas ou n’acceptera pas d’agir envers la Société d’une manière allant à l’encontre de l’Acte, des Statuts ou des Lois en vigueur. Chaque gérant, dans l’exercice de ses pouvoirs ou dans l’exercice de ses obligations, agira honnêtement et de bonne foi par rapport à ce que le gérant estime être dans les meilleurs intérêts de la Société.

8.4                               Si la Société est la filiale détenue à cent pour cent d’une société mère, un gérant de la Société peut, lors de l’exercice de ses pouvoirs ou de l’exercice de ses obligations en tant que gérant, agir d’une manière qu’il estime être dans les meilleurs intérêts de la société mère, même si cela peut ne pas être dans les meilleurs intérêts de la Société.

8.5                               Tout gérant étant une personne morale peut designer tout particulier comme son représentant dûment autorise aux fins de le représenter lors des assemblées des gérants dans le cadre de la signature de consentements ou autres.

8.6                               Les gérants exerçant leurs fonctions de manière permanente peuvent agir malgré la présence de tout poste vacant au sein de leur organisme.

8.7                               Les gérants peuvent, par une Résolution des gérants, exercer tous les pouvoirs de la Société pour contracter des dettes, des responsabilités ou des obligations et pour garantir des dettes, des responsabilités ou des obligations qu’elles proviennent de la Société ou de tout tiers.

8.8                               Tous les chèques, billets à ordre, traites, lettres de change et autres instruments négociables et tous les reçus pour des sommes payées à la Société seront signes, rédiges, acceptes, approuves ou de toute autre manière exécutes, le cas échéant, de la manière qui sera déterminée de temps à autre par une Résolution des gérants.

8.9                               Les dispositions de l’article 175 de la Loi sur les sociétés ne s’appliquent pas à la Société.

9.                                      LIEU DE L’ADMINISTRATION ET DE LA GESTION CENTRALE

9.1                               Le lieu de gestion et le siège de l’administration centrale en vigueur se situeront dans la ville de Luxembourg, Grand-Duché de Luxembourg, et peuvent être transférés vers tout autre endroit dans la ville de Luxembourg par une Résolution des gérants.

9.2                               Les secteurs ou les autres bureaux de la Société peuvent être situes soit au Luxembourg soit dans tout autre territoire par une Résolution des gérants.

9.3                               La Société peut modifier son siège de l’administration centrale par une Résolution unanime des Actionnaires adoptée par tous les Actionnaires.

10.                               DÉLIBÉRATIONS DES GERANTS

10.1                        Tout gérant de la Société peut convoquer une assemblée des gérants en envoyant une notification écrite à chaque autre gérant.

10.2                        Aucune assemblée des gérants ne sera tenue en dehors du Luxembourg et toutes les assemblées ainsi tenues et les décisions prises lors de ces assemblées seront nulles et sans effet.

10.3                        Un gérant est réputé être présent à une assemblée des gérants s’il participe par téléphone ou par l’intermédiaire de tout autre moyen électronique et tous les gérants participant à l’assemblée sont en mesure de s’entendre réciproquement.

10.4                        Un gérant se verra adresser une notification d’au moins 3 jours concernant les assemblées des gérants, mais une assemblée des gérants tenue sans qu’aucune notification de 3 jours n’ait été adressée à tous les gérants sera valide si tous les gérants autorisés à voter lors de l’assemblée et qui n’y sont pas présents renoncent à la notification de l’assemblée et à cette fin, la présence d’un gérant lors d’une assemblée constituera une renonciation par cet gérant. La défaillance involontaire liée au fait d’adresser une notification d’une assemblée à un gérant, ou le fait qu’un gérant n’ait pas reçu la notification ne donne pas lieu à l’annulation de l’assemblée.

10.5                        Un gérant peut, au moyen d’un acte écrit, designer un autre gérant pour agir comme gérant remplaçant et le remplaçant sera autorisé à assister aux assemblées en l’absence du gérant qui l’à désigné afin de voter à la place du gérant jusqu’à l’expiration ou la résiliation de la désignation. Une personne ne peut pas être nommée gérant remplaçant à moins qu’elle n’ait consenti à agir en tant que tel.

10.6                        Une assemblée des gérants est dûment constituée à toutes fins si, au début de l’assemblée, se trouvent présentes en personne ou par l’intermédiaire d’un remplaçant au moins une majorité du nombre total des gérants, à moins qu’il n’y ait uniquement 2 gérants, auquel cas le quorum sera de 2.

10.7                        Si la Société compte uniquement un gérant, les dispositions contenues dans les présentes concernant les assemblées des gérants ne s’appliquent pas et ce gérant unique à les pleins pouvoirs pour représenter et agir pour la Société à l’égard de toutes les questions dont les Lois en vigueur, l’Acte ou les Statuts n’exigent pas qu’elles soient du ressort des Actionnaires. À la place des minutes d’une assemblée, le gérant unique enregistrera par écrit et signera un billet ou une note de service à l’égard de toutes les questions requérant une Résolution des gérants. Un tel billet ou une telle note de service constitue une preuve suffisante de cette résolution à toutes fins.

10.8                        Lors des assemblées des gérants auxquelles le Président du Conseil d’administration est présent, il présidera en tant que président de l’assemblée. S’il n’y à pas de Président du Conseil d’administration ou si le Président du Conseil d’administration n’est pas présent, les gérants présents choisiront l’un d’entre eux pour être le président de l’assemblée.

10.9                        Une mesure qui peut être prise par les gérants ou un comité des gérants lors d’une assemblée peut également être prise par une Résolution des gérants ou une résolution d’un comité des gérants ayant fait l’objet d’un consentement par écrit par tous les gérants ou par tous les membres du comité, le cas échéant, sans aucun besoin de notification. Le consentement peut être établi sous la forme de plusieurs exemplaires, chaque exemplaire étant signe par un ou plusieurs gérants. Si le consentement est établi en un ou plusieurs exemplaires, et que les exemplaires comportent des dates différentes, alors la résolution prendra effet à la date à laquelle le dernier gérant à accorde son consentement à la résolution au moyen de l’établissement de plusieurs exemplaires signes.

11.                               COMITÉS

11.1                        Dans la mesure permise par les Lois en vigueur, les gérants peuvent, par une Résolution des gérants, designer un ou plusieurs comités, chacun constitué d’un ou de plusieurs gérants, et déléguer un ou plusieurs de leurs pouvoirs, y compris le pouvoir d’apposer le Sceau, au comité.

11.2                        Dans la mesure permise par les Lois en vigueur, lorsque cela est autorisé par la Résolution des gérants désignant ce comité ou par une Résolution des gérants ultérieure, le comité peut désigner un sous-comite et déléguer au sous comite des pouvoirs pouvant être exercés par le comité.

11.3                        Les assemblées et les délibérations de chaque comité des gérants constitue de 2 ou de plusieurs gérants seront régies mutatis mutandis par les dispositions des Statuts régissant les délibérations des gérants dans la mesure ou celles-ci ne sont pas remplacées par toutes autres dispositions dans la Résolution des gérants établissant le comité.

11.4                        Lorsque les gérants délèguent leurs pouvoirs à un comité des gérants, ils restent responsables de l’exercice de ce pouvoir par le comité, à moins qu’ils n’estiment sur des motifs raisonnables à tout moment et avant l’exercice du pouvoir en question que le comité exercerait le pouvoir en conformité avec les obligations imposées aux gérants de la Société conformément aux Lois en vigueur.

12.                               DIRIGEANTS ET REPRESÉNTANTS

12.1                        La Société peut, par une Résolution des gérants, désigner des dirigeants de la Société à tout moment qu’elle estimera nécessaire ou approprie. Ces dirigeants peuvent être un Président du Conseil d’administration, un président et un ou plusieurs vice-présidents, des secrétaires et des trésoriers et tous autres dirigeants qui pourront de temps à autre être estimes comme nécessaires ou appropries. Un nombre indéfini de bureaux peuvent être occupes par la même personne.

12.2                        Les dirigeants exerceront les obligations telles que prescrites au moment de leur désignation sous réserve de toute modification concernant ces obligations qui pourront être prescrites par la suite par une Résolution des gérants. En l’absence de toute prescription spécifique des obligations, il sera de la responsabilité du Président du Conseil de présider lors des assemblées des gérants et des Actionnaires, le président devra gérer les activités commerciales quotidiennes de la Société, les vice-présidents devront agir par ordre d’ancienneté en l’absence du président mais de toute autre manière pour exercer les obligations qui pourront leur être déléguées par le président, les secrétaires devront tenir le registre des membres, les livres des minutes et les enregistrements (autres que les registres financiers) de la Société et s’assurer de la conformité avec toutes les exigences de procédure imposées à la Société par les Lois en vigueur, et le trésorier sera responsable de la situation financière de la Société.

12.3                        La rémunération de tous les dirigeants sera fixée par une Résolution des gérants.

12.4                        Les dirigeants de la Société exerceront leurs fonctions jusqu’à ce que leurs ayants-droit soient dûment désignés, mais tout dirigeant élu ou désigne par les gérants peut être destitue à tout moment, avec ou sans motif, par une Résolution des gérants. Tout poste vacant libéré dans quelque bureau de la Société que ce soit peut être pourvu par une Résolution des gérants.

12.5                        Les gérants peuvent, par une Résolution des gérants, designer toute personne, y compris une personne qui est gérant, comme représentant de la Société.

12.6                        Dans la mesure permise par les Lois en vigueur, un représentant de la Société aura les pouvoirs et l’autorisation des gérants, y compris le pouvoir et l’autorisation d’apposer le Sceau, tel qu’établis dans les Statuts ou dans la Résolution des gérants qui à désigne le représentant.

12.7                        La Résolution des gérants désignant un représentant peut autoriser le représentant à désigner un ou plusieurs suppléants ou délégués pour exercer tout ou partie des pouvoirs conférés au représentant par la Société.

12.8                        Les gérants peuvent destituer un représentant désigne par la Société et révoquer ou modifier un pouvoir qui lui à été confère.

13.                               CONFLIT D’INTÉRÊTS

13.1                        Un gérant devra, sans délai après avoir pris conscience du fait qu’il est intéresse par une transaction conclue ou destinée à être conclue par la Société, faire part de son intérêt au conseil de gérance de la Société, à moins que la transaction ou la transaction proposée (à) soit entre le gérant et la Société et (b) doive être conclue dans le cadre du déroulement ordinaire des affaires de la Société ET dans des modalités et conditions usuelles.

13.2                        Sous réserve des Lois en vigueur, une transaction conclue par la Société en vertu de laquelle un gérant est intéresse est annulable par la Société à moins que le gérant se conforme à l’Article 13.1 ou (à) les fait matériels de l’intérêt du gérant dans la transaction sont connus par les Actionnaires autorisés à voter en assemblée des Actionnaires et la transaction est approuvée ou ratifiée par une Résolution des Actionnaires ou (b) la Société à reçu juste valeur pour la transaction.

13.3                        Aux fins de cet Article, une divulgation n’est pas faite au conseil de gérance de la Société à moins qu’elle ne soit faite ou portée à l’attention de tous les gérants du conseil de gérance de la Société.

13.4                        Un gérant qui est intéressé par une transaction conclue ou destinée à être conclue par la Société peut voter à l’égard d’une question se rapportant à la transaction, assister à une assemblée des gérants lors de laquelle une question est soulevée à l’égard de la transaction et figurer parmi les gérants présents lors de l’assemblée aux fins d’un quorum et signer un document au nom de la Société, ou prendre toute autre mesure en sa qualité de gérant, se rapportant à la transaction.

14.                               INDEMNISATION

14.1                        Sous réserve des restrictions exposées ci-après, la Société indemnisera, à l’égard de toutes les dépenses, y compris les honoraires d’avocat, et de tous les jugements, amendes et montants payes à titre de règlement et raisonnablement engagés dans le cadre de procédures juridiques, administratives ou d’investigation, toute personne qui :

1.                                      fait ou faisait partie ou qui est menacée de faire partie de toutes procédures en cause, en attente ou terminées, qu’elles soient civiles, pénales, administratives ou d’investigation, en raison du fait que la personne est ou était un gérant de la Société; ou qui

2.                                      exerce ou exerçait, à la demande de la Société, des fonctions de gérant, ou qui agit ou agissait en toute autre qualité pour une autre personne morale ou un partenariat, une coentreprise, une fiducie ou une autre entreprise.

14.2                        L’indemnité mentionnée dans l’Article 14.1. s’applique uniquement si la personne à agi honnêtement et de bonne foi au mieux des intérêts de la Société et, dans le cas de procédures pénales, si la personne n’avait aucun motif raisonnable de penser que sa conduite était illégale.

14.3                        Aux fins de l’Article 14.2., un gérant agit dans les meilleurs intérêts de la Société s’il agit dans les meilleurs intérêts de

1.                                      la société mère de la Société ; ou

2.                                      d’un Actionnaire ou des Actionnaires de la Société ;

et dans l’un ou l’autre cas, dans les circonstances spécifiées dans les Statuts ou les Lois en vigueur, le cas échéant.

14.4                        La décision des gérants concernant le fait de savoir si la personne à agi honnêtement et de bonne foi et au mieux des intérêts de la Société et le fait de savoir si la personne n’avait aucun motif raisonnable de penser que sa conduite était illégale est, en l’absence de fraude, suffisante aux fins des Statuts, à moins qu’une question de loi ne soit concernée.

14.5                        La résiliation de toutes les procédures par tout jugement, ordonnance, règlement, condamnation ou la conclusion d’un nolle prose qui ne crée pas, par elle-même, une présomption établissant que la personne n’à pas agi honnêtement et de bonne foi et aux mieux des intérêts de la Société ou que la personne avait un motif raisonnable de penser que sa conduite était illégale.

14.6                        Les dépenses, y compris les honoraires d’avocat, engagées par un gérant dans le cadre de la défense de toutes procédures juridiques, administratives ou d’investigation peuvent être payées par la Société avant la décision finale de ces procédures au moment de la réception d’un engagement par ou au nom du gérant visant à payer à nouveau le montant s’il doit être en fin de compte décide que le gérant n’est pas autorisé à être indemnise par la Société conformément à l’ Article 14.1.

14.7                        Les dépenses, y compris les honoraires d’avocat, engagées par un ancien gérant dans le cadre de la défense de toutes procédures juridiques, administratives ou d’investigation peuvent être payées par la Société avant la décision finale de ces procédures au moment de la réception d’un engagement par ou au nom de l’ancien gérant visant à payer à nouveau le montant s’il doit être en fin de compte décide que l’ancien gérant n’est pas autorisé à être indemnise par la Société

conformément à l’Article 14.1. et aux conditions générales, le cas échéant, que la Société juge appropriées.

14.8                        L’indemnisation et l’avance des dépenses fournies, ou octroyées conformément au présent article ne sont pas exclusives de tous autres droits auxquels la personne cherchant à obtenir une indemnisation ou une avance pour dépenses peut être autorisée conformément à tout accord, à toute Résolution des Actionnaires ou à toute résolution des gérants désintéresses ou autres, en agissant à la fois en sa qualité officielle et en toute autre qualité tout en exerçant des fonctions de gérant de la Société.

14.9                        Si une personne mentionnée dans la Article 14.1. à réussi à défendre toutes les procédures mentionnées dans la Article 14.1., la personne est autorisée à être indemnisée à l’égard de toutes les dépenses, y compris les honoraires d’avocat, et à l’égard de tous les jugements, amendes et montants payes à titre de règlement et raisonnablement engages par la personne dans le cadre des procédures.

14.10                 La Société peut acheter et maintenir l’assurance à l’égard de toute personne qui est ou était un gérant, un dirigeant ou un liquidateur de la Société, ou qui, à la demande de la Société, exerce ou exerçait des fonctions de gérant, de dirigeant ou de liquidateur, ou encore qui agit ou agissait en toute autre qualité pour une autre personne morale ou un partenariat, une coentreprise, une fiducie ou une autre entreprise dans le cadre de toute responsabilité déclarée contre la personne et engagée par la personne en cette qualité, que la Société à ou ait eu ou non le pouvoir d’indemniser la personne à l’égard de la responsabilité prévue dans les Statuts.

15.                               REGISTRES

15.1                        La Société conservera une copie des documents suivants dans le bureau de son représentant légal et au siège de l’administration centrale de la Société :

1.                                      l’Acte et les Statuts ;

2.                                      le registre des membres ;

3.                                      le registre des gérants ; et

4.                                      toutes les notifications et les autres documents déposés par la Société auprès du Registre des sociétés ou du RCS.

15.2                        La Société conservera les registres suivants au siège de l’administration centrale de la Société :

1.                                      les minutes des assemblées et les Résolutions des Actionnaires ainsi que les catégories des Actionnaires ; et

2.                                      les minutes des assemblées et les Résolutions des gérants et des comités des gérants.

15.3                        Les registres tenus par la Société conformément au présent Règlement seront rédiges par écrit ou soit totalement soit partiellement sous forme de registres électroniques conformes aux exigences pertinentes des Lois en vigueur.

16.                               REGISTRE DES NANTISSEMENTS

La Société tiendra, dans le bureau de son représentant légal et au siège de l’administration centrale de la Société, un registre des nantissements (ou une copie de celui-ci) dans lequel seront entrés les détails suivants concernant chaque hypothèque, nantissement et autre consignation constitues par la Société :

1.                                      la date de création du nantissement ;

2.                                      une courte description de la responsabilité garantie par le nantissement ;

3.                                      une courte description des biens nantis ;

4.                                      le nom et l’adresse du gérant légal pour la sureté ou, s’il n’y à pas de gérant légal, le nom et l’adresse du titulaire de charge ;

5.                                      à moins que le nantissement ne constitue un titre au porteur, le nom et l’adresse du titulaire du nantissement ; et

6.                                      les détails de toute interdiction ou restriction contenue dans l’acte constituant le nantissement sur le pouvoir de la Société afin de constituer tout nantissement futur ayant un rang supérieur ou égal au nantissement.

17.                               DISTRIBUTIONS à TITRE DE DIVIDENDE

17.1                        Les gérants de la Société peuvent, par une Résolution des gérants, autoriser une Distribution à titre de dividende au moment et selon le montant qu’ils estiment appropries s’ils sont assures, sur des motifs raisonnables immédiatement après la Distribution, du fait que la valeur de l’actif de la Société est supérieure à son passif et que la Société est en mesure de payer ses dettes lorsqu’elles arrivent à échéance.

17.2                        Les dividendes peuvent être payes en argent comptant, en actions, ou sous forme d’autres biens.

17.3                        Une notification de tout dividende qui peut avoir été déclaré sera adressée à chaque Actionnaire tel que spécifié dans la Disposition 19.1. et tous les dividendes non réclamés pendant une période de 5 ans après avoir été déclarés seront réputés avoir été retenus au profit de la Société.

17.4                        Aucun dividende n’inclura des intérêts à l’égard de la Société.

18.                               COMPTES ET AUDIT

18.1                        La Société conservera des registres en nombre suffisant pour indiquer et expliquer les transactions de la Société et qui permettront, à tout moment, de déterminer la situation financière de la Société avec une précision raisonnable.

18.2                        Les gérants prépareront ou s’assureront que des comptes annuels soient préparés à la fin de chaque exercice financier de la Société, et les comptes seront mis à la disposition des Actionnaires au siège de l’administration centrale de la Société. Les gérants seront responsables du contenu de ces comptes conformément aux Lois en vigueur.

18.3                        L’exercice financier de la Société débutera le premier jour du mois de janvier de chaque année et se terminera le dernier jour du mois de décembre de l’année concernée.

18.4                        La Société peut, par une Résolution des Actionnaires, convoquer les gérants afin de préparer de manière périodique et de mettre à disposition un compte de résultats et un bilan financier. Le compte de résultats et le bilan financier seront établis de manière à donner une vision exacte et juste des pertes et profits de la Société pendant une période comptable et une vision exacte et juste des actifs et des passifs de la Société à la fin de la période comptable.

18.5                        La Société peut, par une Résolution des Actionnaires, demander que les comptes soient examinés par des commissaires aux comptes.

18.6                        Les commissaires aux comptes seront désignés par une Résolution des Actionnaires.

18.7                        Les commissaires aux comptes peuvent être des Actionnaires, mais aucun gérant ou autre dirigeant ne sera admissible pour être un commissaire aux comptes de la Société pendant le maintien de l’exercice de ses fonctions.

18.8                        La rémunération des commissaires aux comptes de la Société peut être fixée par une Résolution des Actionnaires.

18.9                        Les commissaires aux comptes examineront chaque compte de résultats et bilan financier devant être présentes devant une assemblée des Actionnaires ou de quelque manière que ce soit fournis aux Actionnaires et déclareront dans un rapport écrit si :

1.                                      à leur avis, le compte de résultats et le bilan financier donnent une vision exacte et juste respectivement des pertes et profits pour la période couverte par les comptes, et des actifs et passifs de la Société à la fin de cette période ; et si

2.                                      toutes les informations et les explications requises par les commissaires aux comptes ont été obtenues.

18.10                 Le rapport des commissaires aux comptes sera joint aux comptes et sera lu lors de l’assemblée des Actionnaires durant laquelle les comptes sont présentes devant la Société ou sera de quelque manière que ce soit fourni aux Actionnaires.

18.11                 Chaque commissaire aux comptes de la Société aura un droit d’accès à tout moment aux documents et aux pièces comptables de la Société, et sera autorisé à exiger de la part des gérants et des dirigeants de la Société les informations et les explications qu’il estime être nécessaires dans le cadre de l’exécution des obligations des commissaires aux comptes.

18.12                 Les commissaires aux comptes de la Société seront autorisés à recevoir une notification, et à assister à toutes les assemblées des Actionnaires auxquelles le compte de résultats et le bilan financier de la Société doivent être présentes.

19.                               NOTIFICATIONS

19.1                        Toutes les notifications, informations ou déclarations écrites destinées à être adressées par la Société aux Actionnaires peuvent être fournies en personne ou par courrier adresse à chaque Actionnaire à l’adresse indiquée dans le registre des membres.

19.2                        Toutes les citations, notifications, ordonnances, actes de procédure, informations ou déclarations écrites qui doivent être signifies à la Société peuvent être signifies en les déposant ou en les envoyant par courrier recommande adresse au siège social de la Société, ou en les déposant ou en les envoyant par courrier recommande au représentant légal de la Société.

19.3                        La signification de toutes citations, notifications, ordonnances, documents, actes de procédure, informations ou déclarations écrites qui doivent être signifies à la Société peut être prouvée en indiquant que les citations, notifications, ordonnances, documents, actes de procédure, informations ou déclarations écrites ont été déposés au siège social ou auprès du représentant légal de la Société ou qu’ils ont été envoyés à la période à laquelle ils sont censés être reçus au siège social ou par le représentant légal de la Société au cours du processus normal de livraison dans un délai respectant la période prescrite pour la signification, qu’ils ont été correctement adresses et que les frais de port ont été prépayés.

20.                               LIQUIDATION VOLONTAIRE

La Société peut, par une Résolution spéciale des Actionnaires, designer un liquidateur volontaire.

POUR COPIE CONFORME

Luxembourg, le 10 avril 2018